                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                                 CONQUER, INC.
                                 -------------


                                  ARTICLE ONE

     The name of the corporation is Conquer, Inc. (the "Corporation").

                                  ARTICLE TWO

     The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE

     The nature of the business to be conducted, and the purposes to be promoted, by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

     The total number of shares of all classes of stock that the Corporation is authorized to issue is one thousand (1,000) shares of common stock with a par value of $0.01 per share.

                                 ARTICLE FIVE

     The name and mailing address of the incorporator is;

          Name                               Mailing Address
          ----                               ---------------
     Paul A. Wehrmann                        Cassell & Stone, L.L.P.
                                             5956 Sherry Lane
                                             Suite 1415
                                             Dallas, TX 75225

                                  ARTICLE SIX

     The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation and the name and mailing address of the persons who shall serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

     Name of Director                        Mailing Address
     ----------------                        ---------------

1.   Joseph A. Liemandt                      6034 West Courtyard
                                             Suite 130
                                             Austin, TX 78730

2.   B. Wade Monroe                          6034 West Courtyard
                                             Suite 130
                                             Austin, TX 78730

3.   Dennis R. Cassell                       5956 Sherry Lane
                                             Suite 1415
                                             Dallas, TX 75225


                                 ARTICLE SEVEN

     The Board of Directors of the Corporation may exercise all such powers and do all such lawful acts and things as are not by statute, the By-Laws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

                                 ARTICLE EIGHT

     In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

                                 ARTICLE NINE

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Article Nine, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or amendment of this Article Nine by the stockholders of the Corporation, or any amendment, termination or repeal of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law, shall not adversely affect any elimination of or limitation on the personal liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment, termination or repeal.

                                  ARTICLE TEN

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, hereby acknowledges, under penalties of perjury, that the foregoing Certificate of Incorporation is my act and deed and that the facts therein stated are true.

                                   /s/ Paul A. Wehrmann
                                       --------------------------------
                                       Paul A. Wehrmann, Incorporator

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 CONQUER, INC.

(PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF
DELAWARE)

     Christina J. Jones and Dennis R. Cassell, being the President and Secretary, respectively, of Conquer, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation") do each hereby certify as follows:

     FIRST: Article One of the Certificate of Incorporation of the Corporation be, and hereby is, amended in its entirety to read as follows:

                                 "ARTICLE ONE

     The name of the corporation is pcOrder.com, Inc. (the "Corporation")."

     SECOND: Article Four of the Certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

                                 "ARTICLE FOUR

     The total number of shares of all classes of stock that the Corporation is authorized to issue is ten thousand (10,000) shares of common stock with a par value of $0.01 per share."

     THIRD: The Board of Directors of the Corporation approved the foregoing amendment by written consent pursuant to the provisions of Section 141 and 242 of the General Corporation of the State of Delaware (the "DGCL") and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval, and adoption thereof.

     FOURTH: The stockholders of the Corporation entitled to vote thereon approved the foregoing amendment by written consent pursuant to Sections 228 and 242 of the DGCL.

                                  * * * * * *

     IN WITNESS WHEREOF, the undersigned, being the President and the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the DGCL, under penalties of perjury, do each hereby declare and certify that this is the act and deed of the Corporation, and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment to the Certificate of Incorporation of the Corporation as of this 20th day of June, 1996.


                                                  CONQUER, INC.


                                                  By: /s/ Christina J. Jones
                                                      ----------------------
                                                  Name:  Christina J. Jones
                                                  Title: President



ATTEST:


By: /s/ Dennis R. Cassell
    ---------------------------
Name:  Dennis R. Cassell
Title: Secretary

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                               PCORDER.COM, INC.

(PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF
DELAWARE)

          Christina J. Jones and Dennis R. Cassell, being the President and Secretary, respectively, of pcOrder.com, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation") do each hereby certify as follows:

          FIRST: Article Four of the Certificate of Incorporation of the Corporation (the "Certificate") be, and hereby is, amended in its entirety to read as follows:

                                 "ARTICLE FOUR

     The total number of shares of all classes of stock that the Corporation is authorized to issue is fifty million (50,000,000) shares of common stock with a par value of $0.01 per share."

          SECOND: The Board approved the foregoing amendments by written consent pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and directed that such amendments be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval, and adoption thereof.

          THIRD: The stockholders of the Corporation entitled to vote thereon approved the foregoing amendments by written consent pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                  *********

     IN WITNESS WHEREOF, the undersigned, being the President and the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, do each hereby declare and certify that this the act and deed of the Corporation, and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment to the Certificate of Incorporation as of this 5/th/ day of September, 1996.


                                        pcOrder.com, Inc


                                        By:    /s/ Christina J. Jones
                                               ---------------------------
                                        Name:  Christina J. Jones
                                        Title: President



Attest:


By:    /s/ Dennis R. Cassell
       --------------------------
Name:  Dennis R. Cassell
Title: Secretary

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                               PCORDER.COM, INC.

(PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF
DELAWARE)

          Christina J. Jones and Dennis R. Cassell, being the President and Secretary, respectively, of pcOrder.com, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation") do each hereby certify as follows:

          FIRST: Article Four of the Certificate of Incorporation of the Corporation (the "Certificate") be, and hereby is, amended in its entirety to read as follows:

                                 "ARTICLE FOUR

     The total number of shares of all classes of stock that the Corporation is authorized to issue is fifty million (50,000,000) shares of common stock with a par value of $0.01 per share ("Common Stock").

     Effective as of the close of business on September 6, 1996, each share of Common Stock then issued ("Old Common Stock") has been reclassified and changed into 12,800 shares of Common Stock without any action by the holder thereof. The certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed, for all corporate purposes, to represent 12,800 shares of Common Stock for each share of Old Common Stock previously represented by such certificate."

          SECOND: The Board approved the foregoing amendments by written consent pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and directed that such amendments be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval, and adoption thereof.

          THIRD: The stockholders of the Corporation entitled to vote thereon approved the foregoing amendments by written consent pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                  *********

     IN WITNESS WHEREOF, the undersigned, being the President and the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, do each hereby declare and certify that this the act and deed of the Corporation, and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment to the Certificate of Incorporation as of this 7th day of January, 1997.



                                   pcOrder com, Inc


                                   By:    /s/ Christina J. Jones
                                          ----------------------------
                                   Name:  Christina J. Jones
                                   Title: President


Attest:


By:    /s/ Dennis R. Cassell
       -------------------------
Name:  Dennis R. Cassell
Title: Secretary

                                      -2-